Exhibit 99.1

BTCS Preannounces Record Revenue for 2025 and Issues Annual Shareholder Letter

Delivered record full-year unaudited revenue of approximately $16 million, a 290% increase

Grew total assets by approximately 600% year over year and increased Ethereum holdings to more than 70,500 ETH as of December 31, 2025

Wayne, PA, January 7, 2026 – BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), a blockchain technology-focused company, short for Blockchain Technology Consensus Solutions, today announced preliminary financial results for the full year ending December 31, 2025 and issued a letter to its shareholders describing the Company’s 2025 record breaking achievements and goals for 2026. Based on a preliminary (unaudited) review, the Company anticipates full-year 2025 revenue of approximately $16 million, representing a 290% increase compared to 2024.

As the Company enters the new year, BTCS remains focused on the continued internal development of Imperium, leveraging its crypto-native team and infrastructure expertise. The Company is also prioritizing increased market awareness of BTCS as a scalable business built within the Ethereum economy and broader ecosystem, leveraging infrastructure operations as a foundation, rather than being viewed solely as an Ethereum-focused infrastructure operator or a pure digital asset price proxy. BTCS remains committed to disciplined execution across its operations and to delivering consistent financial performance in support of long-term shareholder value.

The letter from Charles Allen, CEO of BTCS, is reprinted below in its entirety.

Dear Shareholders,

Reflecting on 2025, I am pleased to report another year of strong financial performance and continued strategic progress. The past year reaffirmed our conviction that building a crypto-native, revenue-generating infrastructure company centered on Ethereum is not only the right strategy, but one that has differentiated BTCS, in my opinion, in the public markets.

In 2025, we delivered record full-year unaudited revenue in excess of $16 million, representing an over 290% increase compared to approximately $4 million in 2024, driven by growth across our Builder+, Node Ops, and Imperium operating segments. Sequentially, our unaudited revenue increased by more than 34% to approximately $6.6 million in the fourth quarter, demonstrating the continued strong momentum in our business. These financial results are preliminary and unaudited, and may be subject to adjustment.

Importantly, our revenue growth was diversified across our block building and DeFi-driven strategies, rather than traditional staking alone, underscoring the risk-managed scalability of our model. During the year we also grew our portfolio of total assets by more than 600% and increased our Ethereum holdings to more than 70,500 ETH as of December 31, 2025.

We are often asked, “Why Ethereum?” and the answer is straightforward. Ethereum combines security, decentralization, and unmatched utility. It is where institutions are building, developers are innovating, and the digital economy is actively settling significant value. While other blockchains may emphasize speed, Ethereum prioritizes decentralization and security-qualities we believe are essential for long-term adoption and institutional trust. This conviction continues to guide our business as we further expand into the Ethereum-based economy.

To that end, we have worked to strengthen our relationships and integrations, enhancing both our operational capabilities and market reach. This included expanded relationships with ecosystem participants such as Figment, WonderFi, Angstrom, and MetaMask, increasing access to builder order flow and improving infrastructure scale. We also have prioritized increased market awareness of BTCS as a scalable business built within the Ethereum economy and broader ecosystem, leveraging infrastructure operations as a foundation, rather than being viewed solely as an Ethereum-focused infrastructure operator or a pure digital asset price proxy.

Uniquely, we became the first public company to integrate Aave into our operations, enabling on-chain liquidity generation and scalable growth without incremental shareholder dilution. This integration complements our Imperium platform and reflects a disciplined approach to incorporating decentralized finance into our operating model.

The launch of Imperium in 2025 marked another important step in our evolution. Imperium expands our addressable market by enabling participation in decentralized finance protocols and the broader Ethereum ecosystem designed to generate scalable, high-margin revenue. Early contributions from Imperium, both financially and strategically, reinforce the rationale for broadening our business beyond infrastructure operations.

We also reintroduced the Bividend, a first-of-its-kind dividend and shareholder loyalty program paid in Ethereum. The Bividend reflects our belief in aligning shareholder participation with value generated on chain and providing differentiated shareholder returns. Together with our share repurchase program, this initiative underscores our commitment to disciplined capital allocation and long-term shareholder value creation.

It is important to note that, unlike many of our peers, we are not simply a digital asset treasury company, we are an operating company. Our revenue-to-asset profile reflects this reality and separates us from peers whose performance depends primarily on asset price appreciation. Our Ethereum holdings support validator operations, block building, DeFi and other strategies that generate revenue and reinforce one another across our platform.

Capital formation is one of the most critical-and often overlooked-determinants of long-term shareholder value. We have been deliberate in building a flexible, low-cost, and shareholder-aligned capital strategy, utilizing a mix of at-the-market equity, non-toxic convertible notes, and decentralized finance.

Our ability to access capital through DeFi platforms using Ethereum as collateral represents an innovative approach in the public markets. It allows us to deploy capital quickly and efficiently, without the friction or dilution typically associated with traditional financing structures.

This approach reflects our broader philosophy: protect common shareholders while ensuring we have the resources to rapidly scale.

As we start the new year, our focus remains clear:

●	Continuing to build Imperium internally, leveraging our crypto-native team;
●	Expanding awareness of BTCS as an Ethereum-focused infrastructure company, not simply a proxy for ETH prices; and
●	Delivering consistent operational execution and financial performance.

To continue to demonstrate our commitment to our shareholders, we recently updated BTCS’s long-term incentive program. The revised structure includes performance-based vesting tied to stock price and market capitalization milestones, alongside time-based vesting designed to support leadership continuity. This framework is intended to reinforce accountability, transparency, and sustained execution. Additional details are provided in the Form 8-K filed on January 5, 2026.

Looking ahead, BTCS enters 2026 with momentum supported by record growth, expanding ecosystem relationships, and a more diversified set of revenue-generating operations. We appreciate the continued confidence of our shareholders and remain focused on executing our strategy with discipline and long-term vision.

Thank you for your continued support.

Sincerely,

Charles Allen

CEO, BTCS Inc.

About BTCS:

BTCS Inc. (“BTCS” or the “Company”), short for Blockchain Technology Consensus Solutions, is a U.S.-based Ethereum-first blockchain technology company committed to driving scalable revenue and ETH accumulation through its hallmark strategy, the DeFi/TradFi Accretion Flywheel, an integrated approach to capital formation and blockchain infrastructure. By combining decentralized finance (“DeFi”) and traditional finance (“TradFi”) mechanisms with its blockchain infrastructure operations, comprising NodeOps (staking), Builder+ (block building), and Imperium (DeFi activity), BTCS offers one of the most sophisticated opportunities for leveraged ETH exposure, driven by recurring on-chain revenue generation and a focused ETH accumulation strategy. Discover how BTCS offers operational and financial leveraged exposure to Ethereum through the public markets at www.btcs.com.

Forward-Looking Statements:

Certain statements in this shareholder letter constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding providing value to our shareholders, growth (including revenue growth), long-term value creation, expected results from Imperium, improving margins, the Bividend program, and our capital formation strategy. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon assumptions and are subject to various risks and uncertainties, including without limitation regulatory issues, volatility in the market price for ETH and other digital assets, competition, unexpected issues with Builder+, and other technological implementations, cybersecurity risks, smart contract vulnerabilities, counterparty risks in DeFi protocols and potential loss of collateralized Digital Assets, liquidation risks associated with collateralized borrowing, risks associated with unaudited financial information, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2024 which was filed on March 20, 2025. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events, or otherwise, except as required by law.

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Investor Relations:

Charles Allen - CEO
X: @Charles_BTCS
Email: ir@btcs.com

KCSA Strategic Communications

Valter Pinto - Managing Director

Email: BTCS@KCSA.com
Tel: (212) 896-1254